JOINT VENTURE AGREEMENT

This Agreement is made and entered into effective the date of signing by and between Revolutionary Concepts, Inc. (hereinafter also referred to as RCI) and IQmagine, LLC
(hereinafter also referred to as IQmagine).

WHEREAS, IQmagine has been established as a limited liability company to develop and/or market products referenced in this Joint Venture Agreement, as well as other products that may be developed in the future.

WHEREAS, RCI and IQmagine desire to enter into a Joint Venture Agreement to bring one or more products, or product concepts, to market.

NOW THEREFORE, in consideration of these premises, RCI and IQmagine do hereby agree as follows:

1. RCI grants IQmagine exclusive rights to develop and market products covered under the patents held by RCI (US 61052235 and Application Number 12945643 also referred to informally as “car seat”) for an initial period of five years. At the conclusion of the initial five-year period, IQmagine will have right of first refusal to extend the Agreement. Other products may be added to the Agreement at a later date by mutual agreement of both parties. These additions will be reflected as an addendum in the IQmagine Operating Agreement.

2. Intellectual property rights will be held by IQmagine until a time mutually decided by both parties, but not to be less than the initial five-year exclusive arrangement noted in Item 1.
At the termination of the Agreement, intellectual property rights will revert back to RCI.

3. IQmagine agrees to cover the initial costs of the Joint Venture Agreement for the “car seat”, including legal fees for updating the patent applications and the Product Development Analysis as proposed by Enventys. Additional costs of product development will be shared by RCI and IQmagine, unless otherwise mutually agreed upon.

4. Based upon market research conducted by Enventys, and any other agencies chosen, a development, marketing, licensing, and/or sale of patent strategy for the “car seat” will be developed by IQmagine.

5. Any profits created through aforementioned development, marketing, licensing, and/or sale of patents strategy will be divided between RCI (60% share) and IQmagine (40% share). Profits shall be defined as all revenue remaining after additional development costs, operational costs, and any other appropriate costs that are incurred by IQmagine are accounted for.

6. IQmagine agrees to have a professional outside accounting agency handle financial reporting for IQmagine and make such financial reporting available to the Joint Venture partners.

7. Any legal or accounting fees incurred, above and beyond those referenced in aforementioned sections of this Agreement, will be shared between RCI and IQmagine proportionate to ownership stake. RCI will remain responsible for any legal proceedings resulting out of dispute with regard to the “car seat” patent referenced herein.

8. Should any other business opportunities or marketable ideas result out of the relationship between RCI and IQmagine, the rights to those opportunities will be split equally between
RCI and IQmagine unless mutually decided by both parties.

NOTICE REQUIREMENTS

All notices concerning this Agreement shall be in writing and either hand delivered or sent via regular US Mail as follows:

To IQmagine:

IQmagine, LLC
9909 Palliers Terrace
Charlotte, NC 28210

To RCI:

Revolutionary Concepts, Inc
2622 Ashby Woods
Matthews, NC 28105

ASSIGNMENT

This Agreement may only be assigned by mutual consent of RCI and IQmagine.

SEVERABILITY

If any provision of this Agreement, or any portion hereof, is found to be invalid, illegal, or unenforceable, under any applicable statute or rule of law, then such provision or portion thereof shall be deemed omitted, and the validity, legality, and enforceability of the provisions shall not in any way be affected or impaired thereby.

GOVERNANCE

This Agreement shall be deemed entered into in Charlotte, North Carolina and shall be governed by and construed in accordance with the laws of the State of North Carolina. Claims arising out of the interpretation of this Agreement shall be brought and litigated exclusively in the courts located within Mecklenburg County, North Carolina, or, if in federal court, the court whose district includes Mecklenburg County, North Carolina.

ENTIRE AGREEMENT

This Agreement contains the entire understanding/agreement of the parties with respect to the subject matter hereof, and supersedes all negotiations, prior or contemporaneous discussions, agreements or understandings, whether written or oral, and except as specifically provided herein, shall not be modified except by an instrument in writing signed by each of the parties hereto.

IQMAGINE, LLC

BY: /s/William C. Scheppegrell
DATE: 12/10/2010
TITLE: CEO

REVOLUTIONARY CONCEPTS, INC.

BY: /s/ Ronald Carter
DATE: 12/10/2010
TITLE: CEO